UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

DARA BIOSCIENCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DARA BIOSCIENCES, INC.

8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615

Dear Stockholder:

You are invited to attend the 2010 Annual Meeting of Stockholders of DARA BioSciences, Inc., which will be held on Wednesday, May 12, 2010, 11:00 a.m., local time, at our corporate headquarters at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615. At the 2010 Annual Meeting, stockholders will be asked to elect four directors, approve an amendment to our Certificate of Incorporation to effect a reverse stock split, approve an amendment to our Certificate of Incorporation to effect an increase in the authorized number of shares of common stock, and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, all of which are described in detail in the notice of meeting on the following page and the accompanying proxy statement.

The main purpose of the reverse stock split proposal is to afford the board of directors the authority to implement a reverse stock split in its discretion should it be necessary to do so to regain compliance with the minimum $1.00 per share bid price requirement for continued listing of the Company’s common stock on The NASDAQ Capital Market.

Our board of directors believes that the proposals being submitted for stockholder approval are in the best interests of DARA BioSciences, Inc. and its stockholders and recommends a vote “FOR” each of these proposals.

It is important that your shares be represented and voted at the 2010 Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. See “How Do I Vote?” in the proxy statement for more details. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

I look forward to greeting those of you who will be able to attend the meeting.

Sincerely,

Richard A. Franco, Sr.
Chairman of the Board, President and Chief Executive Officer

DARA BIOSCIENCES, INC.

8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

DARA BioSciences, Inc. (“we,” “us” and “our” or the “Company”) is providing this proxy statement to holders of our common stock in connection with the solicitation of proxies by our board of directors for use at the 2010 Annual Meeting of Stockholders to be held on Wednesday, May 12, 2010, 11:00 a.m., local time, at our corporate headquarters at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615. At the 2010 Annual Meeting, stockholders will be asked to:

1.	elect four members of our board of directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;

2.	approve an amendment to the Certificate of Incorporation to effect a reverse stock split to afford the board of directors the authority to implement a reverse stock split in its discretion within the range of 2:1 to 16:1;

3.	approve an amendment to the Certificate of Incorporation to effect an increase in the authorized number of shares of common stock to up to 100,000,000 to afford the board of directors the authority to implement an increase in our authorized shares of common stock in its discretion;

4.	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2010 fiscal year;

5.	approve a proposal to grant discretionary authority to our board of directors to adjourn or postpone the annual meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals submitted herein; and

6.	transact such other business as may properly come before the annual meeting and any related adjournments or postponements.

Our board of directors has set March 23, 2010 as the record date for the 2010 Annual Meeting. This means that holders of record of our common stock at the close of business on that date are entitled to receive notice of the 2010 Annual Meeting and to vote their shares at the 2010 Annual Meeting and any related adjournments or postponements.

By Order Of The Board Of Directors,

Richard A. Franco, Sr.
President and Chief Executive Officer

April 12, 2010

PROXY STATEMENT FOR THE

2010 ANNUAL MEETING OF STOCKHOLDERS

We are providing these proxy materials in connection with our 2010 Annual Meeting of Stockholders. This proxy statement, the accompanying proxy card or voting instruction card and our 2009 Annual Report to Stockholders were first mailed to stockholders on or about April 12, 2010. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

QUESTIONS AND ANSWERS ABOUT THE 2010 ANNUAL MEETING

Q:	Who is entitled to vote at the 2010 Annual Meeting?

A:	Holders of DARA BioSciences, Inc. common stock at the close of business on March 23, 2010, the record date for the 2010 Annual Meeting established by our board of directors (the “Board”), are entitled to receive notice of the 2010 Annual Meeting and to vote their shares at the 2010 Annual Meeting and any related adjournments or postponements.

As of the close of business on the record date, there were 48,915,326 shares of our common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote per share.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:	If your shares are registered in your name, you are a stockholder of record. If your shares are held in the name of your broker, bank or another holder of record, these shares are held in street name.

You may examine a list of the stockholders of record as of the close of business on March 23, 2010 for any purpose germane to the 2010 Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at our corporate headquarters at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615. This list will also be made available at the 2010 Annual Meeting.

Q:	What shares are included on the enclosed proxy card?

A:	If you are a stockholder of record only, you will receive these proxy materials from American Stock Transfer & Trust Company, LLC for all our shares that you hold directly. If you hold our shares in street name through one or more banks, brokers and/or other holders of record, you will receive these proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your shares. Your broker, bank or nominee ought to have enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q:	What are the quorum requirements for the 2010 Annual Meeting?

A:

The presence in person or by proxy of holders having a majority of the total votes entitled to be cast by holders of our common stock at the 2010 Annual Meeting constitutes a quorum. Shares of our common stock are counted as present at the 2010 Annual Meeting for purposes of determining whether there is a quorum, if you are present and vote in person at the 2010 Annual Meeting or a proxy card has been properly submitted by you or on your behalf at the 2010 Annual Meeting, without regard to whether the proxy is marked as casting a vote or abstaining.

Abstaining votes and broker non-votes are counted for purposes of establishing a quorum, but are not counted in the election of directors and therefore have no effect on the election. In a vote on the ratification of the appointment of an independent registered public accounting firm and the grant of discretionary authority to adjourn or postpone the annual meeting to a later date, an abstaining vote will have the same effect as a vote against the proposals, but a broker non-vote will not be included in the tabulation of the voting results and therefore will not affect the outcome of the vote. In a vote on the reverse stock split and the authorized share increase proposals, an abstaining vote and a broker non-vote will have the same effect as a vote against the proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

Q:	What matters will the stockholders vote on at the 2010 Annual Meeting?

The stockholders will vote on the following proposals:

•

Proposal 1—to elect four members of our board of directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;

•

Proposal 2— to approve an amendment to the Certificate of Incorporation to effect a reverse stock split to afford the board of directors the authority to implement a reverse stock split in its discretion;

•

Proposal 3— to approve an amendment to the Certificate of Incorporation to effect an increase in the authorized number of shares of common stock to afford the board of directors the authority to implement an increase in our authorized shares of common stock in its discretion;

•	Proposal 4—to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2010 fiscal year;

•

Proposal 5—to vote upon a proposal to grant discretionary authority to our board of directors to adjourn or postpone the annual meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals submitted herein; and

•	to transact such other business as may properly come before the 2010 Annual Meeting and any related adjournments or postponements.

Q:	What are my voting choices when voting for director nominees and what votes are required to elect directors to the Board of Directors?

A:	In the vote on the election of director nominees, you may vote in favor of all nominees, withhold votes as to all nominees or vote in favor of and withhold votes as to specific nominees.

The election of directors is decided by plurality vote which means the four nominees receiving the most affirmative votes of the shares of common stock present or represented and entitled to vote at the meeting will be elected.

The Board recommends that stockholders vote “FOR” the election of each of the nominees for director named above.

Q:	Why are we seeking stockholder approval for an amendment to the Certificate of Incorporation to effect a reverse stock split?

A:	Our common stock is currently listed on the NASDAQ Capital Market (symbol: DARA). However, on September 15, 2009, we received a notice from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that we were not in compliance with the NASDAQ Stock Market’s requirements for continued listing because, for the previous 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion under NASDAQ Marketplace Rule 5550(a)(2). We were granted 180 calendar days, or until March 15, 2010, to have a 10 consecutive day period whereby the closing bid price of our common stock was at least $1.00 per share to regain compliance with the minimum bid price requirement. On March 16, 2010, we received an additional notice from NASDAQ indicating that we had not regained compliance with the minimum bid price requirement for continued listing. We have requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”), at which we will request the continued listing of our common stock on The NASDAQ Capital Market pending the completion of our plan to evidence compliance with the minimum bid price requirement. The notice from NASDAQ stated that the Panel will ask the Company to provide a plan for regaining compliance and that reverse stock splits are generally the only definitive plan for resolving this listing deficiency. Pursuant to Listing Rule 5815(c), the Panel has the authority to grant the Company up to an additional 180 days from the date of the March 16, 2010 letter, or through September 13, 2010, to implement the plan and evidence compliance with the minimum bid price requirement. A primary purpose of the reverse stock split would be to reduce the outstanding shares of common stock so that after giving effect to the reverse stock split our common stock trades at a higher price per share than before such split. We expect that the reverse stock split would cause our common stock to trade above the $1.00 minimum bid price requirement.

In addition to the goal of regaining compliance with the NASDAQ listing requirements, the Board believes that the anticipated increased stock price resulting from the reverse stock split may enhance investor interest in our stock. The Board also believes that the reverse stock split would benefit the Company by providing it with additional opportunities for raising capital and may also provide additional flexibility for carrying out various corporate purposes which may require the use of additional shares of common stock.

If the stockholders approve this proposal, the Board would effect a reverse stock split only upon the Board’s determination that a reverse stock split would be in the best interests of the Company and its stockholders at that time. If the Board were to effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio within the range of 2:1 to 16:1. The below table sets forth several examples of the expected effect of different ratios within the range on the trading price of our common stock.

Pre-Reverse Split Trading Price	$0.50	$0.50	$0.50	$0.50
Reverse Split Ratio	2:1	6:1	12:1	16:1
Post-Reverse Split Trading Price	$1.00	$3.00	$6.00	$8.00

In order to carry out the proposed reverse stock split, the Delaware General Corporation Law requires that our Certificate of Incorporation be amended and that such amendment be approved by the majority of outstanding shares of our common stock.

Q:	Why are we seeking stockholder approval for an amendment to the Certificate of Incorporation to effect an increase in the authorized number of shares of common stock?

A:	The Board believes that an increase in the number of authorized shares of common stock would be in the best interest of the Company because it would help ensure that an adequate number of shares of our common stock will be available for any future corporate purposes, including but not limited to raising additional capital through future equity transactions and issuance of stock under existing equity compensation plans.

If the stockholders approve this proposal, the Board would effect an authorized share increase only upon the Board’s determination that doing so would be in the best interests of the Company and its stockholders at that time. If the Board were to effect an authorized share increase, the Board would set the timing for such action and select the total number of shares that would be authorized, up to 100,000,000, following the amendment.

In order to carry out the proposed increase in authorized shares, the Delaware General Corporation Law requires that our Certificate of Incorporation be amended and that such amendment be approved by the majority of outstanding shares of our common stock.

Q:	What vote is required to approve these proposals?

A:	The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the 2010 Annual Meeting is required to approve the amendments to the Certificate of Incorporation to effect a reverse stock split and an increase in the authorized number of shares of common stock. To ratify the independent registered public accounting firm for fiscal year 2010 and to grant discretionary authority to the board of directors to postpone or adjourn the annual meeting to solicit additional proxies, if necessary, requires the affirmative vote of the holders of shares of stock representing a majority of the votes cast on the proposal, provided a quorum is present. The members of our board of directors will be elected by a plurality of the votes cast at the 2010 Annual Meeting.

Q:	Could other matters be decided at the 2010 Annual Meeting?

A:	As of the date of the filing of this proxy statement, we were not aware of any matters to be raised at the 2010 Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the 2010 Annual Meeting for consideration, the proxy holders for the 2010 Annual Meeting will have the discretion to vote on those matters for stockholders who have returned their proxy.

Q:	If I hold my shares in street name through my broker, will my broker vote these shares for me?

A:

If you hold our shares in street name, you must provide your broker, bank or other holder of record with instructions in order to vote these shares. To do so, you should follow the directions regarding voting instructions provided to you by your bank, broker or other holder of record. Banks, brokers and other holders of record have discretionary authority to vote shares held in street name, even if they do not receive instructions from the beneficial owner, on routine proposals, which includes the ratification of the appointment of an independent registered public accounting firm and the grant of discretionary authority to the board of directors to postpone or adjourn the annual meeting to solicit additional proxies, if necessary. Accordingly, if you do not provide your bank, broker or other holder of record with voting instructions with respect to the ratification of the appointment of our independent registered public accounting firm (Proposal 4) or the grant of discretionary authority to our board of directors to adjourn or postpone the annual meeting (Proposal 5), such holder will have discretionary authority to vote your shares held in street name on that proposal at the 2010 Annual Meeting. As a result of this discretionary authority, broker non-votes will not occur in connection with Proposals 4 and 5 at the 2010 Annual Meeting.

However, banks, brokers and other holders of record do not have discretionary authority to vote shares held in street name in connection with non-routine proposals, including the election of directors (Proposal 1), the approval of the reverse stock split (Proposal 2) and the approval of the increase in authorized shares (Proposal 3). As a result, broker non-votes will occur in connection with these proposals at the 2010 Annual Meeting. Nevertheless, a broker non-vote in connection with Proposal 1 will have no effect on the outcome of such proposals. However, a broker non-vote in connection with Proposal 2 or 3 will have the same effect as a vote against such proposals.

Q:	Can I change my vote?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the 2010 Annual Meeting by:

•	delivering to American Stock Transfer & Trust Company, LLC a written notice, bearing a date later than your proxy, stating that you revoke the proxy;

•	submitting a later-dated proxy relating to the same shares by mail prior to the vote at the 2010 Annual Meeting; or

•	attending the 2010 Annual Meeting and voting in person (although attendance at the 2010 Annual Meeting will not, by itself, revoke a proxy).

You should send any written notice or a new proxy card to DARA BioSciences, Inc. c/o American Stock Transfer & Trust Company, LLC at the following address: 59 Maiden Lane, Plaza Level, New York, NY 10038. You may request a new proxy card by calling American Stock Transfer & Trust Company, LLC at 1-800-937-5449 (toll-free).

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	If you do not give specific instructions, proxies that are signed and returned will be voted “FOR” each of the proposals.

Q:	How are proxies solicited and what is the cost?

A:	We will bear all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person. We will also request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Q:	What should I do if I have questions regarding the 2010 Annual Meeting?

A:	If you have any questions about the 2010 Annual Meeting, would like to obtain directions to be able to attend the 2010 Annual Meeting and vote in person or would like additional copies of any of the documents referred to in this proxy statement, you should call our Investor Relations department at (919) 872-5578.

HOW DO I VOTE?

Your vote is important. You may vote by mail if you are a holder of record or as instructed by your bank or broker if you are a street name holder. You may also vote by attending the 2010 Annual Meeting and voting by ballot, as described below.

Voting by Mail for Holders of Record

If you are a holder of record, you may choose to vote by mail by marking your proxy card, dating and signing it, and returning it to DARA BioSciences, Inc. c/o American Stock Transfer & Trust Company, LLC in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to DARA BioSciences, Inc. c/o American Stock Transfer & Trust Company, LLC at the following address: 59 Maiden Lane, Plaza Level, New York, NY 10038. Please allow sufficient time for mailing if you decide to vote by mail.

Voting for Street Name Holders

If you hold your shares through a bank or broker, follow the voting instructions you receive from your bank or broker. Street name holders may submit a proxy by telephone or the Internet if their bank or broker makes these methods available, in which case the bank or broker will enclose related instructions with this proxy statement.

Vote at the 2010 Annual Meeting

The method or timing of your vote will not limit your right to vote at the 2010 Annual Meeting if you attend the 2010 Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the 2010 Annual Meeting. You should allow yourself enough time prior to the 2010 Annual Meeting to obtain this proxy from the holder of record.

PROPOSAL 1 - ELECTION OF DIRECTORS

Proposal and Required Vote

At the upcoming 2010 Annual Meeting, a board of four directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our board of directors). Information concerning all director nominees appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board’s nominees are incumbent directors of the Company.

In the election of directors, the director nominees receiving the most affirmative votes of the shares of our common stock represented and entitled to vote at the 2010 Annual Meeting will be elected as directors. Abstentions and broker non-votes will have no effect on the election of directors.

Information Concerning Director Nominees

Background information about the Board’s nominees for election, as well as information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board, is set forth below.

Richard A. Franco, Sr., R. Ph., age 68, has served as our Chief Executive Officer and a member of our board of directors since January 1, 2009 and our President since February 6, 2009. Previously, Mr. Franco served as our Chairman of the Board from October 2007 until March 2008, as President, Chief Executive Officer from January 1, 2007 until March 2008 and as President and a member of our board of directors from 2005 until March 2008. Mr. Franco has been a leader in the pharmaceutical and medical industry for more than 35 years. Prior to joining our management team, Mr. Franco co-founded LipoScience, Inc., a private medical technology and diagnostics company, and served as president, CEO and director of that company. Prior to founding LipoScience, Inc., Mr. Franco served as president, CEO and director of Trimeris, Inc., a biopharmaceutical company (TRMS-NASDAQ). Mr. Franco was employed for more than a decade with Glaxo Inc. (now GlaxoSmithKline), where he served as a member of the Executive Committee, vice president and general manager of Glaxo Dermatology and the Cerenex Division and vice president of Commercial Development and Marketing. Mr. Franco currently is a director of Salix Pharmaceuticals, Ltd. (SLXP-NASDAQ), a specialty pharmaceutical company and Chapter President and Director of the Research Triangle Chapter of the National Association of Corporate Directors (NACD). Mr. Franco earned a Bachelor of Science degree in pharmacy from St. John’s University and did his graduate work in pharmaceutical marketing and management at Long Island University.

Mr. Franco brings to our board of directors a vital understanding and appreciation of the Company’s business and history acquired through his service with the Company, as well as significant knowledge of and experience in the pharmaceutical and medical industries. Mr. Franco has extensive business, managerial, executive and leadership experience that further qualify him to serve as a member of the board. His educational background in pharmacy, pharmaceutical marketing and management also provides the board with an essential perspective. Mr. Franco has a valuable understanding of the role played by the board of directors acquired through service on the boards of several companies.

Haywood Cochrane, age 61, has served as a member of DARA’s board of directors since February 2008. Mr. Cochrane served as Vice Chairman and a director of I-Trax, Inc. (AMEX: DMX), a publicly traded, total population health management and productivity company, from 2004 to 2008. He joined I-Trax when I-Trax acquired CHD Meridian Healthcare where he served as Chairman and Chief Executive Officer from 1997 to 2004. Mr. Cochrane has over 20 years of healthcare experience in executive and senior management positions, including Senior Vice President and Chief Operating Officer of Roche Biomedical Laboratories, President and Chief Executive Officer of Allied Clinical Laboratories and Executive Vice President and Chief Financial Officer of Laboratory Corporation of America. Mr. Cochrane earned an A.B. degree in Political Science from the University of North Carolina at Chapel Hill where he was a Morehead Scholar.

Mr. Cochrane brings to our board extensive executive and senior management experience in the healthcare industry and is an “audit committee financial expert” as such term is defined under applicable SEC rules. He is further qualified for service on our board because of his relevant business expertise and leadership experience acquired through his experience serving as Vice Chairman and Chairman of the boards of directors of other healthcare-related companies.

David J. Drutz, M.D., age 71, has served as a member of DARA’s board of directors since February 2008. Dr. Drutz currently serves as Chairman of the board of directors of Tranzyme Inc. and as a director of MethylGene Inc. (TSX: MYG), a biopharmaceuticals company. He has been a General Partner with Pacific Rim Ventures (Tokyo, Japan) since 1999. Pacific Rim Ventures (PRV) is focused on global biotechnology investment opportunities in the area of the life sciences. He has also been President of Pacific Biopharma Associates, a biotechnology consulting firm, since 1999. Dr. Drutz was formerly Vice President Biological Sciences (Drug Discovery) and Vice President Clinical Research (AIDS therapeutics) at Smith Kline and French Laboratories in King of Prussia, PA, and Vice President Clinical Development, Daiichi Pharmaceutical Corporation, Ft. Lee, NJ. At Daiichi he was responsible for the development of five anti-infective and oncology products. Dr. Drutz left Daiichi in 1990 to enter the biotechnology industry. Before joining PRV he was President and Chief Executive Officer of Inspire Pharmaceuticals, Inc. (NASDAQ: ISPH), a company specializing in therapeutics for diseases of the respiratory tract and other mucus membrane surfaces. Dr. Drutz received his M.D. degree at the University of Louisville, and postgraduate medical training at Vanderbilt University, following which he served as a U.S. Navy medical officer in Taiwan, Vietnam and the Philippines. He held senior faculty positions at the University of California, San Francisco, University of Texas and the University of Pennsylvania. He is board-certified in Internal Medicine, and a Fellow of the American College of Physicians and the Infectious Diseases Society of America.

Dr. Drutz’s experience as a medical doctor board-certified in Internal Medicine is extremely valuable to our board. In addition to his medical background, Dr. Drutz has a deep understanding of the drug development process acquired through holding a position in which he was responsible for the development of several pharmaceutical products. Dr. Drutz brings to his service on our board extensive experience in and understanding of the biotechnology industry, and a unique perspective acquired through his experience with investment and consulting firms and as a senior faculty member at several universities.

Gail F. Lieberman, age 66, has served as a member of DARA’s board of directors since April 2009. Ms. Lieberman is the founder and Managing Partner of Rudder Capital, LLC, which provides financial and strategic advisory services for middle-market companies including M&A advisory and strategic consulting. She has been a Chief Financial Officer for several Fortune 500 companies, including Thomson Corporation’s Financial & Professional Publishing division, Moody’s Investor Service (D&B) and Scali, McCabe, Sloves (Ogilvy Group). Ms. Lieberman has recently served as a Director for three public companies in the healthcare and aerospace sectors: I-Trax Inc. (Amex: DMX); TriPath Imaging Inc. (NASDQ: TPTH); and Breeze-Eastern Corporation (Amex: BZC). Ms. Lieberman has also served as the Audit Committee Chair for I-Trax, Inc. and Breeze-Eastern Corporation. In addition, she sits on several advisory boards and non-profit boards including NY Report and Urban Glass. Ms. Lieberman holds a BA in Mathematics and Physics and an MBA in Finance from Temple University.

Ms. Lieberman has a significant understanding of the role played by the board of directors which was acquired through her service on the boards of several companies, including public companies in the healthcare and aerospace industries. She provides the board with financial expertise acquired through experience as the CFO of several Fortune 500 companies and as the founder and managing partner of a financial and strategic advisory consulting firm. Ms. Lieberman’s educational background in Math, Physics and Business Administration also provides our board with a unique and valuable perspective.

Corporate Governance

Director Independence. Under the NASDAQ Stock Market Rules, the Board has a responsibility to make an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. In connection with these determinations, the Board reviews information regarding transactions, relationships and arrangements involving the Company and its businesses and each director that it deems relevant to independence, including those required by the NASDAQ Stock Market Rules.

The Board has determined that each of Messrs. Cochrane and Drutz and Ms. Lieberman is independent. Additionally, the Audit Committee and the Compensation Committee are each composed entirely of directors who are independent under the NASDAQ Stock Market Rules and the applicable rules of the United States Securities and Exchange Commission (“SEC”).

During the 2009 fiscal year, the following individuals served as members of our board of directors: Geert Cauwenbergh, Haywood D. Cochrane, David Drutz, Richard Franco, Steve Gorlin and Gail Lieberman. Each of such directors, other than Mr. Franco and Mr. Gorlin, was “independent” as such term is defined in the listing standards of the NASDAQ Stock Market and the applicable rules of the SEC.

Director Nominations. Our independent directors consider and recommend candidates for election to the board of directors and nominees for committee memberships and committee chairs. The majority of the independent directors recommend director candidates to the full Board for approval.

The Company does not have a standing nominating committee nor has it adopted a nominating committee charter. Given our limited available resources and that NASDAQ does not require us to have a nominating committee, the Board has determined that it is in the Company’s best interests to have a majority of the independent directors recommend director nominees to the full Board for approval.

Generally, when evaluating and recommending candidates for election to the board of directors, the independent directors will conduct candidate interviews, evaluate biographical information and background material and assess the skills and experience of candidates in the context of the then current needs of the Company. In identifying potential director candidates, the independent directors may also seek input from the Board, executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by such directors. The independent directors will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations For Board Candidates.”

Although the Board does not have a specific policy with respect to diversity, the Board considers the extent to which potential candidates possess sufficiently diverse skill sets and diversity characteristics that would contribute to the Board’s overall effectiveness.

Board Leadership Structure. Mr. Franco serves as our CEO and Chairman of the Board of Directors. The Board believes that it is important to have a unified leadership vision which Mr. Franco is uniquely positioned to provide. The Board also believes that the Company is best served by a Chairman who is actively involved with the Company and is therefore able to bring a great depth of knowledge about the Company to the role. The Board does not currently have a designated lead independent director. The Board believes that the appointment of a designated lead independent director is not necessary at this time because of the Company’s small size and because the independent directors play an active role in Board matters.

Board Role in Risk Oversight. The Board administers its risk oversight function directly and through the Audit Committee. The Board and the Audit Committee regularly discuss with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks.

The Board and Board Committees

The Board. The Board met eight times during 2009. During 2009, all then incumbent directors attended all of the meetings of the Board and the Board committees on which they served. Directors are not required to attend annual meetings of our stockholders. In August 2009, all of our directors attended our 2009 Annual Meeting of Stockholders.

The Board currently has two standing committees: the Audit Committee and the Compensation Committee. The Company no longer has a standing Nominating and Corporate Governance Committee for the reasons described in “Director Nominations.”

Board Committees. The following table sets forth the current members of each standing Committee:

Director Name	Audit Committee	Compensation Committee
Haywood D. Cochrane, Jr.	Chair	X
David J. Drutz, M.D.	X	Chair
Gail F. Lieberman	X	X

Audit Committee. The Audit Committee functions pursuant to a written charter adopted by the board of directors, a copy of which may be found at our website http://www.darabiosciences.com under the Investor Relations section and Corporate Governance Highlights subsection. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in its charter, which include monitoring (1) the integrity of our financial statements, (2) the effectiveness of our internal control over financial reporting, (3) the qualifications and independence of our independent registered public accounting firm, (4) the performance of our internal audit function and independent registered public accounting firm and (5) our compliance with legal and regulatory requirements. The Audit Committee met four times during 2009. The formal report of the Audit Committee is set forth on page 11.

The Board has determined that Mr. Cochrane is an “audit committee financial expert” as such term is defined under applicable SEC rules.

Compensation Committee. The Compensation Committee functions pursuant to a written charter adopted by the board of directors, a copy of which may be found at our website http://www.darabiosciences.com under the Investor Relations section and Corporate Governance Highlights subsection. The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our Chief Executive Officer and our other executive officers and has overall responsibility for approving and evaluating all of our compensation plans, policies and programs as they affect our executive officers. The Committee also assists the Board in developing and evaluating potential candidates for executive positions and overseeing the development of succession planning. All of the members of the committee are independent directors within the meaning of the applicable NASDAQ listing standards. The Compensation Committee met five times during 2009.

Stockholder Recommendations For Board Candidates

The Board will consider qualified candidates for director recommended and submitted by stockholders. Submissions that meet the then current criteria for board membership are forwarded to the Board for further review and consideration. The Board will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the board of directors, at our principal office, Attention: Corporate Secretary.

The Board will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by the Board, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.

Stockholder Communications with the Board

Stockholders may, at any time, communicate with any of our directors by mailing a written communication to DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submission will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee operates under a written charter, which has been adopted by the Board. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board with the monitoring of (1) the integrity of the Company’s financial statements, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the qualifications and independence of the Company’s independent registered public accounting firm, (4) the performance of the Company’s internal audit function and independent registered public accounting firm and (5) the Company’s compliance with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These responsibilities rest with management and the Company’s independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2009 with management and Ernst & Young LLP, the Company’s independent registered public accounting firm for the 2009 fiscal year.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Committee has received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2009 be included in its Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Haywood D. Cochrane, Jr. (Chair)

David J. Drutz, M.D.

Gail F. Lieberman

INFORMATION CONCERNING EXECUTIVE OFFICERS

WHO ARE NOT DIRECTORS

Background information about our executive officers who are not nominees for election as directors is set forth below.

Ann A. Rosar, age 58, has served as our Chief Accounting Officer since January 9, 2009 and as our Controller from November 2007 until January 2009. Ms. Rosar has over twenty years experience in finance with publicly held companies and more than ten years experience regarding regulatory reporting requirements. Prior to joining the Company, Ms. Rosar was the Manager of Financial Reporting and Accounting with Cicero, Inc. (formerly Level 8 Systems), a provider of business integration software, from June 2000 until November 2007, where she was responsible for Securities and Exchange Commission reporting, audits and budget analysis. Prior to that position, she served as Senior Financial Analyst-Business Operations for Nextel Communications. Ms. Rosar received a MBA in Finance from the University of Houston and received her undergraduate degree from North Carolina State University.

Board Recommendation

The board of directors recommends a vote “FOR” each nominee.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation earned by the individuals that served as our Principal Executive Officer during 2009 and our most highly compensated executive officer other than the individuals who served as our Principal Executive Officer during 2009 (collectively, the “named executive officers”):

2009 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Richard A. Franco, Sr., R.Ph.	2009	—	150,000	171,000	250,000	—		571,000
Chairman, Chief Executive	2008	133,333	—	—	—	—		133,333
Officer and President
Ann A. Rosar(3)	2009	120,000	2,000	28,500	10,750	—		161,250
Chief Accounting Officer
John Didsbury, Ph.D.	2009	31,923	—	—		275,000	(4)	306,923
Former President and Chief	2008	294,359	—	—	350,000	—		644,359
Operating Officer

(1)	The amounts shown in this column indicate the grant date fair value of stock awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 12 to our audited, consolidated financial statements included elsewhere herein.
(2)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 12 to our audited, consolidated financial statements included elsewhere herein.
(3)	Ms. Rosar was appointed Chief Accounting Officer in January 2009.
(4)	Represents severance payments pursuant to Dr. Didsbury’s employment agreement.

Richard A. Franco, Sr., R.Ph. returned to serve as our Chief Executive Officer and President as well as a member of our Board of Directors in January 2009. At that time and in light of the Company’s limited cash resources, the Compensation Committee approved the following compensation for Mr. Franco:

•	No cash salary;

•	A stock option award covering 1,000,000 shares of our Common Stock; and

•	A bonus opportunity to be determined following the completion of 2009 based on the achievement of certain Company performance goals.

In March 2009, Mr. Franco was appointed as Board Chairman.

In May 2009, the Compensation Committee approved a stock option award for Ms. Rosar covering 25,000 shares.

In September 2009 and in recognition of the Company’s success in raising funds and advancing the Company’s development programs and the fact that Mr. Franco did not receive a cash salary in 2009 and that Ms. Rosar did not receive a raise in 2009 or a bonus in 2008, the Compensation Committee approved:

•	restricted stock awards of 300,000 shares and 50,000 shares for Mr. Franco and Ms. Rosar, respectively;

•	accelerated vesting of 66,667 of Mr. Franco’s unvested options effective on September 24, 2009 and of the balance on January 1, 2010; and

•	accelerated vesting of Ms. Rosar’s May 2009 option grant.

Mr. Franco and Ms. Rosar exercised options to purchase 400,000 and 25,000 shares, respectively, in 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2009. The market value of all restricted stock awards is based on the closing price of our common stock as of December 31, 2009 ($0.44).

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Richard A. Franco, Sr.	—	600,000	(1)	0.25	03/03/19	300,000	(2)	132,000
Ann Rosar	38,678	12,893	(3)	2.62	11/26/17	50,000	(2)	22,000
	12,893	12,893	(4)	1.40	09/09/18

(1)	Reflects the unvested portion of an option grant, which vested in full on January 1, 2010.
(2)	Represents shares of restricted stock that will vest in full on September 24, 2010.
(3)	Reflects the unvested portion of an option grant which will vest in full on November 26, 2010.
(4)	Reflects the unvested portion of an option grant which will vest in two equal annual installments beginning September 9, 2010.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes the number of outstanding options granted to employees, directors and consultants, as well as the number of securities remaining available for future issuance under our equity compensation plans as of December 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding option warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,431,550	$1.15	2,688,806

Equity compensation plans not approved by security holders	—	—	—

Total	1,431,550	$1.15	2,688,806

2009 DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation earned by the individuals serving as non-employee directors during 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
David J. Drutz	—	2,084	—	25,000	27,084
Haywood D. Cochrane, Jr.	—	2,084	—	25,000	27,084
Geert Cauwenbergh	—	—	—	25,000	25,000
Steve Gorlin	—	—	—	—	—
Gail F. Lieberman	25,000	—	18,000	—	43,000

(1)	The amounts shown in this column indicate the grant date fair value of stock awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 12 to our audited, consolidated financial statements included elsewhere herein.
(2)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 12 to our audited, consolidated financial statements included elsewhere herein.
(3)	The table below sets forth the aggregate number of unvested shares of restricted stock and the aggregate number of stock options held by each non-employee director as of December 31, 2009.

Name	Aggregate Option Awards (#)	Aggregate Stock Awards (#)
Haywood D. Cochrane, Jr.	—	21,667
David J. Drutz	—	21,667
Gail F. Lieberman	50,000	—

(4)	Reflects distribution of shares of Surgivision common stock valued at the per share amount carried on the Company’s balance sheet, see Note 4 to our audited, consolidated financial statements included elsewhere herein.

In light of cash constraints, in December 2008, the cash components of our non-employee director compensation program were eliminated. In order to compensate for the elimination of the cash components of non-employee director compensation, each non-employee director was awarded a grant of 25,000 shares of SurgiVision stock in January 2009.

In addition, in January 2009, Messrs. Cauwenbergh, Cochrane and Drutz received grants of 2,917, 4,167 and 4,167 shares of restricted common stock, respectively, representing an annual award prorated for the portion of 2009 during which he served as a director.

Upon Ms. Lieberman’s appointment to the board on April 27, 2009, she received a cash award of $25,000 and grant of 50,000 stock options in lieu of an initial grant of 35,000 shares of restricted common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Stock Ownership Table

The following table sets forth, as of March 31, 2010 certain information concerning beneficial ownership of our common stock (as determined under the rules of the SEC) by (1) each of our directors, (2) each of our executive officers, (3) all directors and executive officers as a group and (4) each person known by us to be the beneficial owner of more than five percent (5%) of our common stock.

Except as otherwise indicated, the address for each person is to the care of DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27609.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Stock	Shares Subject to Options(1)		Total	Percentage of Class
Directors
Haywood D. Cochrane, Jr.	49,167	10,000		59,167	*
David J. Drutz	49,167	10,000		59,167	*
Gail F. Lieberman	3,333	35,000	(2)	38,333	*
Executive Officers
Richard A. Franco, Sr.	1,547,820	450,000		1,997,820	4.0%
Ann A. Rosar	75,000	51,570		126,570	*
John Didsbury	—	—		—	*
Directors and Executive Officers as a group (6 persons)	1,724,487	556,570		2,281,057	4.6%

*	Less than one percent.
(1)	Represents shares subject to options which are exercisable within 60 days.
(2)	Represents options held by Ms. Lieberman for the benefit of Rudder Capital, LLC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and any persons who beneficially own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, we believe that during the fiscal year ended December 31, 2009, all filing requirements were timely satisfied except that Messrs. Cochrane, Drutz and Cauwenbergh, a former director of the company, each filed a late Form 4 with respect to a restricted stock grant, and Mr. Franco and Ms. Rosar each filed a late Form 4 with respect to an option grant.

PROPOSAL 2 - APPROVAL OF AMENDMENT

TO CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

General

The Board has approved an amendment to DARA’s Certificate of Incorporation that would effect a reverse stock split of our common stock within the range of 2:1 to 16:1, subject to stockholder approval and further Board discretion whether to implement the reverse stock split. Under the proposed amendment, outstanding shares of our common stock between a range of 2 to 16 would be combined and converted into one share of common stock. The effectiveness of the amendment and the exact reverse stock split ratio, or the abandonment of such amendment, will be determined by the Board pursuant to Section 242(c) of the Delaware General Corporation Law following the 2010 Annual Meeting. The reverse stock split should not have any economic effect on our stockholders, debt holders or holders of options, except to the extent the reverse stock split would result in fractional shares, as discussed further below.

Reasons for the Reverse Stock Split

Our common stock is currently listed on the NASDAQ Capital Market (symbol: DARA). However, on September 15, 2009, we received a notice from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that we were not in compliance with the NASDAQ Stock Market’s requirements for continued listing because, for the previous 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion under NASDAQ Marketplace Rule 5550(a)(2). We were granted 180 calendar days, or until March 15, 2010, to have a 10 consecutive day period whereby the closing bid price of our common stock was at least $1.00 per share to regain compliance with the minimum bid price requirement.

On March 16, 2010, we received an additional notice from NASDAQ indicating that we had not regained compliance with the minimum bid price requirement for continued listing. We have requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”), at which we will request the continued listing of our common stock on The NASDAQ Capital Market pending the completion of our plan to evidence compliance with the minimum bid price requirement. The notice from NASDAQ stated that the Panel will ask the Company to provide a plan for regaining compliance and that reverse stock splits are generally the only definitive plan for resolving this listing deficiency. Pursuant to Listing Rule 5815(c), the Panel has the authority to grant the Company up to an additional 180 days from the date of the March 16, 2010 letter, or through September 13, 2010, to implement the plan and evidence compliance with the minimum bid price requirement.

The Board believes that the reverse stock split would be beneficial for the following reasons:

•

Regain compliance with NASDAQ listing requirement. As part of its appeal to a NASDAQ Listings Qualifications Panel to remain listed on the NASDAQ Capital Market, the Company intends to submit a plan to implement this reverse stock split to satisfy the $1.00 per share minimum bid price requirement. A primary purpose of the reverse stock split would be to reduce the outstanding shares of common stock so that after giving effect to the reverse stock split our common stock trades at a higher price per share than before such split. We expect that the reverse stock split would cause our common stock to trade above the $1.00 minimum bid price requirement.

•

Increase the price of our common stock to a level more attractive to investors. A reverse stock split could make our common stock more attractive to a broader range of investors, including professional investors, institutional investors and the general investing public. Many institutional investors and brokerage houses have internal policies and practices prohibiting them from making investments in lower priced securities. Such institutional investors or brokerage houses may also be reluctant to recommend lower priced stock to their clients. The Board believes that the anticipated increased stock price resulting from the reverse stock split may generate additional interest and trading in our common stock, promote greater liquidity for our shareholders, and possibly result in a broader market for our common stock than the market that currently exists.

•

Increase the available number of authorized shares. The reverse stock split would also have the effect of increasing the number of authorized shares available for issuance by the Company. The Board believes this will benefit the Company by providing it with additional opportunities for raising capital and may also provide additional flexibility for carrying out various corporate purposes which may require the use of additional shares of common stock.

Board Discretion to Implement the Reverse Stock Split

If the stockholders approve this proposal, the Board would effect a reverse stock split only upon the Board’s determination that a reverse stock split would be in the best interests of the Company and its stockholders at that time. If the Board were to effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio within the range set forth herein. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If stockholders approve the proposal, and the Board determines to implement the reverse stock split, we would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split, including the specific ratio the Board selects. The Board of directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company or its stockholders.

The ratio to be used in the reverse stock split would be determined by the Board in its discretion and will depend on the trading price of our common stock at the time of the split among other factors. The Board is seeking approval of a reverse split of our common stock within the range of 2:1 to 16:1 to provide maximum flexibility to achieve the purposes of the reverse stock split. The below table sets forth several examples of the expected effect of different ratios within the range on the trading price of our common stock.

Pre-Reverse Split Trading Price	$0.50	$0.50	$0.50	$0.50
Reverse Split Ratio	2:1	6:1	12:1	16:1
Post-Reverse Split Trading Price	$1.00	$3.00	$6.00	$8.00

Certain Risks Associated with the Reverse Stock Split

We may not receive a favorable ruling from the NASDAQ Listing Qualifications Panel enabling our common stock to continue to trade on the NASDAQ Capital Market.

If the reverse stock split is approved by our stockholders and we receive a favorable ruling from the NASDAQ Listing Qualifications Panel, we believe that a reverse stock split would enable us to achieve compliance with the minimum bid rule. However, there can be no assurance that this result will be achieved or that we will maintain the listing of our common stock on the NASDAQ Capital Market.

Our total market capitalization immediately after the proposed reverse stock split may be lower than immediately before the proposed reverse stock split.

There are numerous factors and contingencies that could affect our stock price following the proposed reverse stock split, including the status of the market for our stock at the time, its reported results of operations in future periods, and general economic, market and industry conditions. Accordingly, the market price of our common stock may not be sustainable at the direct arithmetic result of the reverse stock split. If the market price of our common stock declines after the reverse stock split, our total market capitalization (the aggregate value of all of our outstanding common stock at the then existing market price) after the split will be lower than before the split.

The reverse stock split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

Effect on Existing Shares of Common Stock

The proposed reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split results in any stockholders owning a fractional share, as described below.

Effect on Options and Warrants and Shares Reserved for Issuance under Stock Plan

All outstanding options and warrants to purchase shares of our common stock as well as the number of shares available for issuance under our 2008 Employee, Director and Consultant Stock Plan would be adjusted proportionately as a result of any reverse stock split.

Effect on Authorized but Unissued Shares of Common Stock

Currently, the Company is authorized to issue up to a total of 75,000,000 shares of common stock. As of March 23, 2010, 48,915,326 shares of our common stock were issued and outstanding, warrants to purchase 16,659,551 shares of our common stock were issued and outstanding, 2,121,550 options to purchase shares of our common stock were issued and outstanding under our equity compensation plans, and 6,025,032 shares of our common stock were reserved for future issuance under our equity compensation plans. Accordingly, 74,121,459 of the 75,000,000 authorized shares of our common stock are currently issued or reserved while 878,541 of the authorized shares of our common stock remain available for future issuance.

Implementation of the reverse stock split would not change the total authorized number of shares of common stock. Accordingly, the number of shares of common stock available for issuance following implementation of the reverse stock split will increase to the extent the reverse stock split reduces the outstanding number of shares of our common stock.

As described in our Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 9, 2010, to ensure the continued level of research development and funding of our operations, we are currently exploring various possible financing options that may be available to us, which may include a sale of equity securities. The issuance of such equity securities could result in the dilution of current stockholder’s percentage ownership interest in the Company which could be significant. In particular, as described in the Registration Statement on Form S-1 filed by us with the Securities and Exchange Commission on April 2, 2010, we are currently contemplating an underwritten public offering of $10 million of units comprised of shares of common stock and warrants to purchase shares of common stock. If we implement a reverse stock split, we may use some of the shares of common stock that would become available for issuance as a result of the reverse stock split for this transaction or other potential transactions involving equity securities. However, we have no binding commitments for any transactions at this time and there can be no assurance that we will consummate this transaction or any other transaction.

Effect on Par Value

The amendment to the Certificate of Incorporation will not change the par value of our common stock.

Payment for Fractional Shares

Whether shares are held in street name or directly, fractional shares of common stock will not be issued to stockholders. Instead, fractional shares will be cashed out. For example, if a stockholder holds 305 shares on a pre-split basis and the reverse stock split ratio is six, such 300 shares would be combined and converted into 50 shares on a post-split basis and such shareholder would receive cash for five pre-split shares.

The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:

•

the closing sales price of our common stock on the effective date of the reverse stock split as reported on the NASDAQ Capital Market (or, if our common stock is not then listed on the NASDAQ Capital Market, the last trade price prior to the closing date); by

•	the amount of the fractional share.

Any stockholder that holds a number of our shares that is less than the ratio used to implement the reverse stock split will be completely cashed out as a result of the payment of fractional shares in lieu of any fractional share interests.

Mechanics of Reverse Stock Split

If this Proposal 2 is approved by our stockholders at the 2010 Annual Meeting and thereafter effected by the Board, our stockholders will be notified that the reverse stock split has been effected and the ratio at which it was effected. The mechanics of the reverse stock split will differ depending upon whether shares held are held beneficially in street name or whether they are registered directly in a stockholder’s name.

•

If a stockholder’s shares are registered directly in the stockholder’s name, the stockholder will receive a transmittal letter asking the stockholder to surrender certificates representing pre-split shares in exchange for certificates representing post-split shares. No new certificates will be issued to the stockholder until the outstanding certificate(s) together with the properly completed and executed letter of transmittal are delivered to American Stock Transfer & Trust, 59 Maiden Lane, New York, New York 10007. Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so.

•

Under Delaware law, the reverse stock split will operate only at the record holder level. As a result, stockholders that hold their shares through a broker, bank or other nominee will not be required to surrender stock certificates and would not automatically have fractional shares resulting from the reverse stock split cashed out. To determine the reverse stock split’s effect on any shares you hold in street name, you should contact your broker, bank or other nominee.

We estimate that our aggregate expenses relating to the reverse stock split will not be material.

Accounting Consequences

The reverse stock split will not affect total stockholders’ equity on the Company’s balance sheet. However, because the par value of our common stock will not change the components that make up total stockholders’ equity (stated capital and additional paid-in capital) will change by offsetting amounts. Fractional shares cashed out will be accounted for as retired stock.

U.S. Federal Income Tax Consequences

Based on the assumption that the reverse stock split will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, and subject to the limitations and qualifications set forth in this discussion, the following U.S. federal income tax consequences will result from the reverse stock split:

•

Subject to the discussion below regarding treatment of cash paid in lieu of fractional shares, a stockholder will not recognize gain or loss on the deemed exchange of shares for shares pursuant to the reverse stock split;

•	the aggregate tax basis of the shares deemed received by a stockholder in the reverse stock split will be equal to the aggregate tax basis of the shares deemed surrendered in exchange therefor; and

•	the holding period of the shares received by a stockholder in the reverse stock split will include the holding period of the shares deemed surrendered therefor.

Cash Received in the Reverse Stock Split in Lieu of Fractional Shares

A stockholder who receives cash in lieu of fractional shares in the reverse stock split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of fractional shares and the portion of the stockholder’s adjusted tax basis allocable to the fractional shares unless the distribution of cash is treated as having the effect of a distribution of dividend, in which case the gain will be treated as ordinary dividend income to the extent of our current and accumulated earnings and profits as calculated for U.S. federal income tax purposes. Stockholders are urged to consult their own tax advisors to determine whether a stockholder’s receipt of cash has the effect of a distribution of a dividend.

Vote Required for Approval

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the 2010 Annual Meeting is required to approve the reverse stock split. The proposal to approve the reverse stock split is a “non-discretionary” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have the same effect as shares voted against this Proposal 2.

Board Recommendation

The Board recommends that you vote “FOR” the approval of the reverse stock split.

PROPOSAL 3 - APPROVAL OF AN INCREASE IN

THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

General

Our Board is seeking shareholder approval of an amendment to DARA’s Articles of Incorporation which would increase the number of authorized shares of common stock from 75,000,000 to up to 100,000,000, subject to stockholder approval and further Board discretion whether to implement the authorized share increase. The effectiveness of the amendment and the exact number of post-amendment authorized shares, or the abandonment of such amendment, will be determined by the Board pursuant to Section 242(c) of the Delaware General Corporation Law following the 2010 Annual Meeting.

The newly authorized shares of common stock would have the same rights as the currently outstanding shares of our common stock. As of March 23, 2010, 48,915,326 shares of our common stock were issued and outstanding, warrants to purchase 16,659,551 shares of our common stock were issued and outstanding, 2,121,550 options to purchase shares of our common stock were issued and outstanding under our equity compensation plans, and 6,025,032 shares of our common stock were reserved for future issuance under our equity compensation plans. Accordingly, 74,121,459 of the 75,000,000 authorized shares of our common stock are currently issued or reserved while 878,541 of the authorized shares of our common stock remain available for future issuance.

Reasons for the Increase in Authorized Shares

The Board believes that the increase in authorized shares would be beneficial for the following reasons:

•

Ensure that an adequate number of shares are available for potential future corporate purposes. An increase in the number of authorized shares of our common stock enables us to have a sufficient number of shares available for a variety of possible future corporate purposes, including but not limited to raising additional capital through future equity transactions and issuance of stock under existing equity compensation plans.

•

Enable equity transactions to raise additional capital. The availability of additional shares of our common stock will permit us to raise capital through equity transactions. This additional capital may be used for the clinical development of new and existing drug candidates which could yield commercially and medically attractive products.

Board Discretion to Implement the Authorized Share Increase

If the stockholders approve this proposal, the Board would effect an authorized share increase only upon the Board’s determination that doing so would be in the best interests of the Company and its stockholders at that time. If the Board were to effect an authorized share increase, the Board would set the timing for such action and select the total number of shares that would be authorized, up to 100,000,000, following the amendment.

Effect on Existing Shares of Common Stock

As described in our Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 9, 2010, to ensure the continued level of research development and funding of our operations, we are currently exploring various possible financing options that may be available to us, which may include a sale of equity securities. The issuance of such equity securities could result in the dilution of current stockholder’s percentage ownership interest in the Company which could be significant. In particular, as described in the Registration Statement on Form S-1 filed by us with the Securities and Exchange Commission on April 2, 2010, we are currently contemplating an underwritten public offering of $10 million of units comprised of shares of common stock and warrants to purchase shares of common stock. If we implement an authorized share increase, we may use some of the shares of common stock that would become available for issuance as a result for this transaction or other potential transactions involving equity securities. However, we have no binding commitments for any transactions at this time and there can be no assurance that we will consummate this transaction or any other transaction.

Vote Required for Approval

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the 2010 Annual Meeting is required to approve the increase in the number of authorized shares of our common stock. The proposal to approve the increase in authorized shares is a “non-discretionary” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have the same effect as shares voted against this Proposal 3.

Board Recommendation

The Board recommends that you vote “FOR” the approval of this Proposal 3.

PROPOSAL 4 - RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR FISCAL YEAR 2010

General

Our board of directors appointed Ernst & Young LLP to examine our financial statements for the 2010 fiscal year. This selection is being presented to our stockholders for ratification at the 2010 Annual Meeting. Representatives of Ernst & Young LLP are not expected to be present at the annual meeting.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our consolidated financial statements for the fiscal years ended December 31, 2009 and December 31, 2008 and fees billed for other services rendered by Ernst & Young LLP during those periods.

The aggregate fees billed for professional services by Ernst & Young LLP in 2009 and 2008 for these various services were:

	2009	2008
Audit fees(1)	$200,000	$352,985
Audit-related fees(2)	2,000	6,500
Tax fees(3)	10,000	15,000
All other fees	—	—

Total	$212,000	$374,485

(1)	Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and also includes fees billed for consents, comfort letters and assistance with and review of documents filed with the SEC.
(2)	Audit-related fees consist of assurance and related services relating to concerning financial accounting and reporting standards not classified as audit fees.
(3)	Tax fees principally included review of and consultation regarding the Company’s federal and state tax returns and tax planning.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent auditors. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent auditors and senior management periodically report to the Audit Committee the extent of services provided by the independent auditors in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required for Approval

Provided a quorum is present, the affirmative vote of the holders of shares of stock representing a majority of the votes cast is required to approve the ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010.

If stockholders fail to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for 2010, the Audit Committee and the board of directors will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee and the board may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

The board of directors recommends a vote “FOR” the ratification of Ernst & Young LLP as its independent registered public accounting firm for fiscal year 2010.

PROPOSAL 5 - GRANT OF DISCRETIONARY AUTHORITY

TO THE BOARD OF DIRECTORS TO ADJOURN OR POSTPONE

THE ANNUAL MEETING TO A LATER DATE

At the 2010 Annual Meeting, our stockholders will be asked to consider and vote upon a proposal to grant discretionary authority to our board of directors to adjourn or postpone the annual meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals submitted herein.

If at the 2010 Annual Meeting, the number of shares of our common stock present or represented and voting in favor of the proposals submitted herein is insufficient under Delaware law to approve such proposals, our board of directors intends to move to adjourn the annual meeting in order to enable the Board to solicit additional proxies in favor of the proposals. In that event, we will ask our stockholders to vote only upon this Proposal 5 and not Proposals 1 through 4.

In this Proposal 5, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting the discretionary authority to the Board to adjourn or postpone the 2010 Annual Meeting, and any later adjournments, in order to enable the Board to solicit additional proxies in favor of the proposals submitted herein. If the stockholders approve this Proposal 5, our Board could adjourn or postpone the annual meeting, and any adjourned session of the annual meeting, and use the additional time to solicit proxies from stockholders in favor of Proposals 1 through 4, including soliciting proxies from stockholders who have previously voted against such proposals. Among other things, approval of this Proposal 5 could mean that, even if proxies representing a sufficient number of votes against any of the submitted proposals have been submitted to defeat them, the Board could adjourn the annual meeting without a vote on such proposals and during that period, seek to convince the holders of those shares to change their votes to votes in favor of such proposals.

The Board believes that if the number of shares of our common stock present or represented at the 2010 Annual Meeting and voting in favor of the proposals submitted herein is insufficient to approve such proposals, it is in the best interests of our stockholders to enable our board of directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of such proposals to bring about their approval.

Vote Required for Approval

Provided a quorum is present, the affirmative vote of the holders of shares of stock representing a majority of the votes cast is required to grant discretionary authority to our board of directors to adjourn or postpone the 2010 Annual Meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals submitted herein.

Board Recommendation

The board of directors recommends that stockholders vote “FOR” the grant of discretionary authority to the board to adjourn or postpone the annual meeting.

FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at our 2011 Annual Meeting of Stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters in a reasonable time before we begin to print and send our proxy materials. Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Additionally, under applicable SEC rules, the persons named in the proxy statement and form of proxy for the 2011 Annual Meeting of Stockholders would have discretionary authority to vote on any such untimely proposal.

CODE OF ETHICS AND CONDUCT

Our board of directors adopted a code of business ethics and conduct (the “Code of Ethics”), applicable to all of our executives, directors and employees. The Code of Ethics is available in print to any shareholder that requests a copy. Copies may be obtained by contacting Investor Relations at our corporate headquarters. Our Code of Ethics is also available in the Investor Relations section of our website at http://www.darabiosciences.com. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct required under Form 8-K by posting such information on our website.

ANNUAL REPORTS

Upon written request to our Corporate Secretary at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, we will provide without charge to each person solicited an additional copy of our 2009 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. We will furnish requesting stockholders with any exhibit not contained in our 2009 Annual Report on Form 10-K upon payment of a reasonable fee.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The proxy statement and annual report to stockholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=219408&p=proxy.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow the Company to “incorporate by reference” into this proxy statement certain information that we have filed with the SEC. This means that we can disclose important information to our stockholders by referring the stockholders to another document. The information incorporated by reference into this proxy statement is an important part of this proxy statement and is considered to be part of this proxy statement from the date we file that information with the SEC. Any reports filed by us with the SEC after the date of this proxy statement will automatically update and, where applicable, supersede any information contained in this proxy statement or incorporated by reference into this proxy statement.

The following items in documents filed by the Company with the SEC are incorporated by reference into this proxy statement:

•	Items 6, 7, 7A, 8 and 9 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009; and

•	Items 1, 2 and 3 of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.

A copy of any of the documents referred to above will be furnished, without charge, by writing to DARA BioSciences, Inc., Attention: Investor Relations, 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615. The documents referred to above are also available from the EDGAR filings that can be obtained through the SEC’s website at http://www.sec.gov or our website at http://www.darabiosciences.com.

By Order of the Board of Directors,

Richard A. Franco, Sr.
President and Chief Executive Officer

Raleigh, North Carolina

April 12, 2010

DARA BIOSCIENCES, INC.

Proxy for Annual Meeting of Stockholders on May 12, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

AND SHOULD BE RETURNED AS SOON AS POSSIBLE

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoints Lynn Morris and Ann Rosar, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of DARA BioSciences, Inc. (the “Company”) to be held on May 12, 2010, 11:00 a.m., local time, at the Company’s corporate headquarters at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, and any adjournments thereof, and there to vote and act upon the following matter proposed by us in respect of all of our shares of stock which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

DARA BIOSCIENCES, INC.

to be held May 12, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2010.

THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT

http://phx.corporate-ir.net/phoenix.zhtml?c=219408&p=proxy.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR

VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Proposal to elect four members of the board of directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified.

	☐	FOR ALL NOMINEES	NOMINEES:
			☐	Richard A. Franco, Sr.
	☐	WITHHOLD	☐	Haywood D. Cochrane, Jr.
		AUTHORITY FOR ALL	☐	David J. Drutz, M.D.
		NOMINEES	☐	Gail F. Lieberman

	☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:			To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☒

2.	Proposal to approve an amendment to the Certificate of Incorporation to effect a reverse stock split to afford the board of directors the authority to implement a reverse stock split in its discretion within the range of 2:1 to 16:1.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Proposal to approve an amendment to the Certificate of Incorporation to effect an increase in the authorized number of shares of common stock to up to 100,000,000 to afford the board of directors the authority to implement an increase in the Company’s authorized shares of common stock in its discretion.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	Proposal to ratify the selection of Ernst & Young LLP as independent registered public accounting firm for the 2010 fiscal year.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	Proposal to grant discretionary authority to our board of directors to adjourn or postpone the annual meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals submitted herein.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the board of directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.  ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.